                                                                      Exhibit 11

                 OIL-DRI CORPORATION OF AMERICA AND SUBSIDIARIES
                        Computation of Earnings Per Share
             (in thousands of dollars except for per share amounts)



                                                                       (in thousands, except per share amounts)
                                                                 ----------------------------------------------------
                                                                   Three Months Ended            Nine Months Ended
                                                                        April 30                     April 30
                                                                 ------------------------    ------------------------
                                                                    1998          1997          1998          1997
                                                                 ----------    ----------    ----------    ----------
Net (loss) income available to
         Stockholders (numerator)                                $    1,389    $    1,164    $    3,165    $    5,358
                                                                 ==========    ==========    ==========    ==========

Shares Calculation (denominator):

Average shares outstanding -                                      6,052,808     6,546,899     6,196,851     6,641,655
basic
Effect of Dilutive Securities:

Potential Common Stock
         relating to stock options                                   17,474        35,475        34,775         2,773
                                                                 ----------    ----------    ----------    ----------

Average shares outstanding-
         assuming dilution                                        6,070,282     6,582,374     6,231,626     6,644,428
                                                                 ==========    ==========    ==========    ==========

Earnings per share-basic                                         $     0.23    $     0.18    $     0.51    $     0.81
                                                                 ==========    ==========    ==========    ==========

Earnings per share-assuming dilution                             $     0.23    $     0.18    $     0.51    $     0.81
                                                                 ==========    ==========    ==========    ==========